UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

March 20, 2024 (March 19, 2024)

Date of Report (Date of earliest event reported)

Canadian Pacific Kansas City Limited

(Exact name of registrant as specified in its charter)

Canada	001-01342	98-0355078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7550 Ogden Dale Road S.E., Calgary, Alberta,

Canada, T2C 4X9

(Address of principal executive offices) (Zip Code)

(403) 319-7000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value, of Canadian Pacific Kansas City Limited	CP	New York Stock Exchange
Common Shares, without par value, of Canadian Pacific Kansas City Limited	CP	Toronto Stock Exchange
Perpetual 4% Consolidated Debenture Stock of Canadian Pacific Railway Company	CP40	New York Stock Exchange
Perpetual 4% Consolidated Debenture Stock of Canadian Pacific Railway Company	BC87	London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of March 19, 2024 (the “Separation Date”), John Orr resigned from his position as Executive Vice-President and Chief Transformation Officer of Canadian Pacific Kansas City Limited (the “Corporation”) in order to commence employment with Norfolk Southern Corporation (“NS”).

In connection therewith, Mr. Orr and the Corporation entered into a separation letter, effective as of the Separation Date (the “Separation Letter”). Pursuant to the terms of the Separation Letter, the Corporation agreed to waive (i) Mr. Orr’s obligation to repay a prorated portion of the relocation costs previously incurred by the Corporation in connection with Mr. Orr’s commencement of employment and (ii) enforcement of the non-competition provisions that Mr. Orr is currently subject to, solely with respect to his employment with NS.

The foregoing description of the Separation Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Letter, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

In addition, NS and the Corporation entered into a letter agreement, dated as of March 19, 2024 (the “Letter Agreement”). As consideration for the Corporation waiving Mr. Orr’s non-competition agreement with respect to his employment with NS, the Letter Agreement provides for (i) cash consideration in the amount of $25 million from NS to the Corporation, (ii) an agreement not to solicit five employees of the Corporation for a period of two years and not to hire three employees of the Corporation for a period of 18 months, so as to facilitate the Corporation’s continued ability to receive the services of this small group of employees who have worked closely with Mr. Orr and are integral to carrying forward the work that Mr. Orr has undertaken at the Corporation, and (iii) certain pro-competitive commercial and operational agreements that will provide greater certainty about the Corporation’s ability to move certain traffic between Dallas and other points and CSXT-served territory via the Meridian Speedway and the future connection (subject to STB approval) with CSXT at Myrtlewood, AL.

ITEM 8.01.	Other Events.

On March 20, 2024, the Corporation issued a press release announcing the departure of Executive Vice-President and Chief Transformation Officer John Orr. A copy of this press release is attached as Exhibit 99.1.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

Exhibit 10.1	Separation Letter, effective as of March 19, 2024, between Canadian Pacific Kansas City Limited and John Orr.

Exhibit 99.1	Press Release, dated March 20, 2024

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2024

CANADIAN PACIFIC KANSAS CITY LIMITED

	By:	/s/ Nizam Hasham
		Name:	Nizam Hasham
		Title:	Assistant Vice-President, Securities & Assistant Corporate Secretary